UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2003

Mpower Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	33339884-01	52-2232143

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Sully’s Trail, Pittsford, NY	14534

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (585) 218-6550

N/A

(Former name or former address, if changed since last report.)

ITEM 5. Changes in Board of Directors.

     Mpower Holding Corporation (the “Company”) issued the press release attached as Exhibit 99.1 announcing changes to its Board of Directors. Anthony J. Cassara has been appointed to the Board of Directors. Mpower Holding Corporation also announced the resignation from its Board of Directors of Joe Wetzel and Gregg Clevenger. Mr. Wetzel continues as the Company’s President and Chief Operating Officer, and Mr. Clevenger continues as the Company’s Executive Vice President and Chief Financial Officer.

     ITEMS 9 AND 12. Regulation FD Disclosure and Results of Operations and Financial Condition.

     On May 8, 2003, the Company issued the press release attached as Exhibit 99.2 to this Form 8-K concerning the Company’s results of operations for the fiscal quarter ended March 31, 2003.

     This information, which is required to be disclosed pursuant to Item 12 of Form 8-K, is being furnished under Items 9 and 12 in accordance with the Securities and Exchange Commission’s Final Rule Release No. 33-8216 (March 27, 2003). This report and the exhibit are furnished and are not considered “filed” with the Securities and Exchange Commission. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

     Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we caution investors that certain statements contained in this Report that state our or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, receipt of all remaining payments from the previously announced asset sales, future sales growth, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Mpower Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2003	MPOWER HOLDING CORPORATION

	By:	/s/ Russell I. Zuckerman

	Name: Title:	Russell I. Zuckerman Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release issued by Mpower Holding Corporation on May 6, 2003.

99.2	Press Release issued by Mpower Holding Corporation on May 8, 2003.

2